Exhibit 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                          CONCEPT VENTURES CORPORATION


         THE UNDERSIGNED, having associated ourselves together for the purpose of forming a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make, record and file these Articles of Incorporation, in writing, and we do hereby certify:

                                 ARTICLE I NAME

         The name of this Corporation shall be: Concept Ventures Corporation.

                                   ARTICLE II
                                     PURPOSE

         The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all lawful activity, as provided by the laws of the State of Nevada.

                                   ARTICLE III
                                  CAPITAL STOCK

         The total number of shares of all classes of capital stock which the Company shall have authority to issue is 110,000,000 shares ("Capital Stock"). The classes and the aggregate number of shares of each class of Capital Stock that the Company shall have authority to issue are as follows:

                  (a) 100,000,000 shares of common stock, $0.001 par value ("Common Stock");

                  (b) 10,000,000 shares of preferred stock, $0.001 par value ("Preferred Stock").


                                   ARTICLE IV
                                 GOVERNING BOARD

         The members of the Governing Board of the Corporation are styled Directors. The initial board of directors shall consist of one member. The name and post office address of the First Board of Directors are as follows:


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         FIRST BOARD OF DIRECTORS

         Name                                        Address
         ----                                        -------
         Timothy P. Halter                           12890 Hilltop Road
                                                     Argyle, Texas 76226

                                    ARTICLE V
                                  INCORPORATOR

         The name and address of the incorporator signing these Articles of Incorporation, who is above the age of eighteen (18) years, is as follows:

         Name                                        Address
         ----                                        -------
         Timothy P. Halter                           12890 Hilltop Road
                                                     Argyle, Texas 76226

                                   ARTICLE VI

                                 RESIDENT AGENT
         The name and address of the Resident Agent is as follows:
         Name                                        Address
         ----                                        -------
         The Corporation Trust Company               6100 Neil Road, Suite 500
         of Nevada                                   Reno, Nevada 89511

                                   ARTICLE VII
                                 INDEMNIFICATION

         No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                                  ARTICLE VIII
                       ACQUISITION OF CONTROLLING INTEREST

         The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section,



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

statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

                                   ARTICLE IX
                    COMBINATIONS WITH INTERESTED STOCKHOLDERS

         The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

         IN WITNESS WHEREOF, I have hereunto subscribed my name this 19th day of June 2006.


                                                 /s/ Timothy P. Halter
                                                ----------------------
                                                Timothy P. Halter